Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@KEMET.com	deandimke@KEMET.com
	864-963-6484	954-766-2800

KEMET EXCEEDS PREVIOUSLY ANNOUNCED FOURTH QUARTER FORECAST

•                  Net sales for the fourth quarter of fiscal year 2010 were $213.0 million compared to $199.9 million for the third quarter of fiscal year 2010 up by 6.5%.

•                  Gross margin as a percentage of net sales for the fourth quarter of fiscal year 2010 was 20.2% compared to 18.2% for the third quarter of fiscal year 2010

•                  Non-GAAP adjusted net income per basic share of $0.11 and $0.06 per diluted share

•                  Cash flow from operations for the fourth quarter of fiscal year 2010 was $18.7 million

•                  Adjusted EBITDA of $25.4 million

Greenville, South Carolina (May 20, 2010) - KEMET Corporation (Other OTC: KEME) today reported preliminary results for the fourth fiscal quarter ended March 31, 2010.  Net sales for the quarter ended March 31, 2010 were $213.0 million, which is a 56.6% increase over the same quarter last fiscal year and a 6.5% increase over the prior fiscal quarter ended December 31, 2009.

On a U.S. GAAP basis, net income was $0.3 million, or $0.00 per diluted share for the fourth quarter of fiscal year 2010 compared to net income of $2.4 million or $0.03 per diluted share for the same quarter last year (which included a curtailment gain of $30.8 million) and compared to net loss of $1.8 million or $(0.02) per share for the prior fiscal quarter ended December 31, 2009.

Non-GAAP adjusted net income was $8.8 million or $0.06 per diluted share for the current fiscal quarter compared to an adjusted net loss of $20.1 million, or $(0.24) per share for the same quarter last year and compared to an adjusted net income of $4.0 million, or $0.03 per diluted share for the prior fiscal quarter ended December 31, 2009.   Adjusted EBITDA for the current quarter was $25.4 million compared to the company’s forecast of $22.0 to $25.0 million released on April 8, 2010.

“We continued to make great progress operationally again this quarter by increasing our gross margins and generating substantial cash from operations,” stated Per Loof, KEMET’s Chief Executive Officer. “Our efforts to refinance our Balance Sheet were completed recently moving our debt maturities substantially into the future.  The operating results and improved cash flows combined with our repositioned debt structure are allowing us to proceed on schedule with the restructuring of our European business.  During the course of this restructuring effort, the company expects to spend approximately $35 million to $40 million to reposition our European manufacturing base. Our expectation is an improvement in our European operating results by approximately $10 million in fiscal year 2011 compared to fiscal year 2010, and to improve approximately $42 million in fiscal year 2012 versus fiscal year 2010.  In total, we expect this business that has been contributing an average negative ($6.0) million adjusted EBITDA per quarter during fiscal year 2010, to contribute approximately a positive $6.0 million adjusted EBITDA per quarter in the period beginning April 2012,” continued Loof.

The current fiscal quarter includes $6.6 million of restructuring charges primarily associated with reductions in force of $5.4 million and $1.2 million related to the relocation of equipment.  The current fiscal quarter also includes a gain on sales and disposals of assets of $1.5 million related to proceeds from the sale of wet tantalum assets to Vishay Intertechnology, Inc. which were released from escrow.

In this news release, the Company makes reference to certain Non-GAAP financial measures, including “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.  “Adjusted net income (loss)” and “Adjusted net income (loss) per share” represent net income (loss) and net income (loss) per share excluding an increase in value of warrant which relates to the mark-to-market adjustment for the Platinum Closing Warrants, gain/loss on early extinguishment of debt, impairment charges associated with goodwill and long-lived assets, integration costs related to business acquisitions, restructuring charges related primarily to employee severance and equipment moves, certain inventory adjustments, sales or disposals of assets, amortization related to debt issuance costs and debt discount, a non-cash charge related to the cancellation of an employee incentive plan, pension plan curtailment gains, and the write off of capitalized advisor fees.  Management believes that these Non-GAAP financial measures are useful to investors because they provide a supplemental way to possibly better understand the underlying operating performance of the Company.  Management uses these Non-GAAP financial measures to evaluate operating performance.  Non-GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following table provides reconciliation from GAAP net income (loss) to Non-GAAP adjusted net income (loss):

GAAP to Non-GAAP Reconciliation

(Unaudited)

	Quarters Ended			Fiscal Years Ended
	March 2010	December 2009	March 2009 (1)	March 2010	March 2009
	(Amounts in thousands, except per share data)
Including adjustments (GAAP)
Net sales	$212,980	$199,923	$136,043	$736,335	$804,385

Net income (loss)	$317	$(1,779)	$2,382	$(69,447)	$(285,209)
Net income (loss) per share (basic)	—	(0.02)	0.03	(0.86)	(3.54)
Net income (loss) per share (diluted)	—	(0.02)	0.03	(0.86)	(3.54)

Excluding the following items (Non-GAAP)
Net income (loss)	$317	$(1,779)	$2,382	$(69,447)	$(285,209)
Adjustments:
Restructuring charges	6,609	1,322	1,295	9,198	30,874
Goodwill impairment	—	—	—	—	174,327
Amortization included in interest expense	3,806	3,703	2,424	13,392	9,918
(Gain) loss on early extinguishment of debt	—	—	—	(38,921)	2,212
Increase in value of warrant	—	—	—	81,088	—
Write down of long lived assets	—	656	2,469	656	67,624
(Gain) loss on sales and disposals of assets	(1,501)	240	1,731	(1,003)	(25,505)
Charge related to cancellation of an incentive plan	—	—	—	1,161	—
Write off of capitalized advisor fees	—	—	—	413	—
Curtailment gains on benefit plans	—	—	(30,835)	—	(30,835)
Inventory adjustments	—	—	—	—	16,500
Acquisitions integration costs	—	—	543	—	5,254
Income tax effect of non-GAAP adjustments (2)	(462)	(143)	(141)	65	(10,352)
Adjusted net income (loss) (excluding adjustments)	$8,769	$3,999	$(20,132)	$(3,398)	$(45,192)
Adjusted net income (loss) per basic share (excluding adjustments)	$0.11	$0.05	$(0.24)	$(0.04)	$(0.56)
Adjusted net income (loss) per diluted share (excluding adjustments)	$0.06	$0.03	$(0.24)	$(0.04)	$(0.56)

(1) Net income (loss) for the quarter and fiscal year ended March 31, 2009 includes a reduction of $2.1 million and $8.3 million respectively related to a required retrospective change in accounting for convertible debt.  The Company recorded $1.1 million and $5.6 million, respectively, in non-cash interest expense related to the adoption of FSP APB 14-1, primarily codified in FASB ASC 470, in the quarter and fiscal year ended March 31, 2010.

(2)  The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

About KEMET

KEMET’s common stock is listed on the OTC Bulletin Board and on the Pink OTC Markets, Inc., Pink Quote System under the symbol, “KEME”. At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning July 1, 2010, we will observe a quiet period during which the information provided in this news release and our annual report on Form 10-K will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) continued uncertainty of the economy could impact the Company’s ability to realize operating plans if the demand for the Company’s products declines and could adversely affect the Company’s liquidity and ability to continue to operate; (ii) adverse economic conditions could cause further reevaluation and the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of the Company’s principal raw materials; (iv) changes in  the competitive environment of the Company; (v) economic, political, or regulatory changes in the countries in which the Company operates; (vi) difficulties, delays or unexpected costs in completing the restructuring plan of the Company; (vii) the ability to attract, train and retain effective employees and management; (viii) the ability to develop innovative products to maintain customer relationships; (ix) the impact of environmental issues, laws, and regulations; (x) volatility of financial and credit markets which would affect the Company’s access to capital; (xi) increased difficulty or expense in accessing capital because of the delisting of the Company’s common stock from the New York Stock Exchange (“NYSE”); (xii) exposure to foreign exchange gains and losses; (xiii) need to reduce costs to offset downward price trends; (xiv) potential limitation on use of net operating losses to offset possible future taxable income; (xv) dilution as a result of the warrant held by K Equity, LLC; (xvi) exercise of the warrant by K Equity, LLC may result in the existence of a controlling stockholder; and (xvii) certain of the Company’s capacitors are incorporated into products used in heavily regulated industries.

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited - Amounts in thousands except per share data)

	Quarters Ended		Fiscal Years Ended
	March 2010	March 2009 (1)	March 2010	March 2009

Net sales	$212,980	$136,043	$736,335	$804,385

Operating costs and expenses:
Cost of sales	170,012	137,633	611,638	736,551
Selling, general and administrative expenses	24,932	20,918	86,085	93,505
Research and development	6,079	5,644	22,064	28,956
Restructuring charges	6,609	1,295	9,198	30,874
Goodwill impairment	—	—	—	174,327
Write down of long-lived assets	—	2,469	656	67,624
Net (gain) loss on sales and disposals of assets	(1,501)	1,731	(1,003)	(25,505)
Curtailment gains on benefit plans	—	(30,835)	—	(30,835)
Total operating costs and expenses	206,131	138,855	728,638	1,075,497
Operating income (loss)	6,849	(2,812)	7,697	(271,112)

Other (income) expense:
Interest income	(41)	(73)	(188)	(618)
Interest expense and amortization of debt discount	6,264	7,777	26,008	29,789
Increase in value of warrant	—	—	81,088	—
(Gain) loss on early extinguishment of debt	—	—	(38,921)	2,212
Other (income) expense, net	(2,078)	(7,778)	4,121	(14,084)
Income (loss) before income taxes	2,704	(2,738)	(64,411)	(288,411)
Income tax expense (benefit)	2,387	(5,120)	5,036	(3,202)
Net income (loss)	$317	$2,382	$(69,447)	$(285,209)

Net income (loss) per share (basic)	$—	$0.03	$(0.86)	$(3.54)
Net income (loss) per share (diluted)	$—	$0.03	$(0.86)	$(3.54)

(1) Results are adjusted for retrospective application of changes in accounting for convertible notes.  See table: “Changes in Accounting for Convertible Notes.”

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands except per share data)

	March 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$79,199	$39,204
Accounts receivable, net	141,795	120,139
Inventories	150,508	154,981
Other current assets	14,380	11,245
Deferred income taxes	2,129	151
Total current assets	388,011	325,720
Property, plant and equipment, net	319,878	357,977
Intangible assets, net	21,806	24,094
Other assets	11,266	6,360
Total assets	$740,961	$714,151

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$17,880	$25,994
Accounts payable	78,829	52,332
Accrued expenses	63,606	51,125
Income taxes payable	1,096	1,127
Total current liabilities	161,411	130,578
Long-term debt	231,629	280,752
Other non-current obligations	55,626	57,316
Deferred income taxes	8,023	5,466
Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.01, authorized 300,000, shares issued 88,525 shares at March 31, 2010 and 2009, respectively	885	885
Additional paid-in capital	479,115	367,257
Retained deficit	(150,789)	(81,342)
Accumulated other comprehensive income	11,990	12,663
Treasury stock, at cost (7,390 and 7,714 shares at March 31, 2010 and 2009, respectively)	(56,929)	(59,424)
Total stockholders’ equity	284,272	240,039
Total liabilities and stockholders’ equity	$740,961	$714,151

KEMET CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Amounts in thousands)

	Fiscal Years Ended March 31,
	2010	2009
	(Unaudited)
Sources (uses) of cash and cash equivalents
Operating activities:
Net loss	(69,447)	$(285,209)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in value of warrant	81,088	—
Goodwill impairment	—	174,327
Gain on early extinguishment of debt	(38,921)	—
Depreciation and amortization	52,644	58,125
Amortization of debt discount and debt issuance costs	13,392	9,918
Write down of long-lived assets	656	67,624
Net gain on sales and disposals of assets	(1,003)	(25,505)
Curtailment gains on benefit plans	—	(30,835)
Stock-based compensation expense	1,865	1,070
Pension and other post-retirement	(2,716)	(3,742)
Deferred income taxes	2,051	(8,146)
Changes in assets and liabilities:
Accounts receivable	(18,263)	44,777
Inventories	7,168	71,308
Prepaid expenses and other current assets	(5,647)	4,055
Accounts payable	26,605	(67,356)
Accrued expenses and income taxes	10,647	(490)
Deferred income taxes payable	(1,472)	(2,906)
Other non-current obligations	(4,366)	(1,290)
Other	339	—
Net cash provided by operating activities	54,620	5,725

Investing activities:
Capital expenditures	(12,921)	(30,541)
Proceeds from sale of assets	1,500	34,870
Acquisitions, net of cash received	—	(1,000)
Change in restricted cash	—	3,900
Net cash provided by (used in) investing activities	(11,421)	7,229

Financing activities:
Proceeds from issuance of long-term debt	62,393	23,317
Payment on long-term debt	(57,494)	(75,487)
Debt extinguishment and issuance costs	(7,811)	(1,574)
Proceeds from sale of common stock to employee savings plan	—	249
Net cash used in financing activities	(2,912)	(53,495)
Net decrease in cash and cash equivalents	40,287	(40,541)
Effect of foreign currency fluctuations on cash	(292)	(1,638)
Cash and cash equivalents at beginning of fiscal year	39,204	81,383
Cash and cash equivalents at end of fiscal year	$79,199	$39,204

KEMET CORPORATION AND SUBSIDIARIES

Changes in Accounting for Convertible Notes

(Amounts in thousands, except per share data)

Condensed Consolidated Statements of Operations

	Quarter Ended March 31, 2009
	As Previously Presented	Adjustments	Following the Adoption of APB 14-1
Interest accretion	$342	$2,082	$2,424
Net income	4,464	(2,082)	2,382

Net income per share:
Basic	$0.06	$(0.03)	$0.03
Diluted	$0.06	$(0.03)	$0.03

Adjusted EBITDA-Non-GAAP Financial Measure

Adjusted EBITDA represents net income (loss) before income tax expense, interest expense, net, and depreciation and amortization expense, adjusted to exclude restructuring charges, impairment write-downs, share-based compensation expense, increase in fair value of warrant, gain/loss on the disposal of assets, gain on the early extinguishment of debt, and foreign exchange transaction gain/loss.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following table provides reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Q1 FY10	Q2 FY10	Q3 FY10	Q4 FY10
Net income (loss)	$25,090	$(93,075)	$(1,779)	$317
Income tax expense (benefit)	1,030	1,712	(93)	2,387
Interest expense, net	5,788	6,389	7,420	6,223
Depreciation and amortization expense	12,264	13,288	13,701	13,391
Share-based compensation expense	241	1,387	160	77
Increase in value of warrant	—	81,088	—	—
Write down of long-lived assets	—	—	656	—
(Gain)/loss on disposal of assets	206	52	240	(1,501)
Gain on early extinguishment of debt	(38,921)	—	—	—
Foreign exchange transaction (gain)/loss	4,221	1,419	523	(2,057)
Restructuring charges	—	1,267	1,322	6,609
Adjusted EBITDA	$9,919	$13,527	$22,150	$25,446